Exhibit (k)(9)
EXECUTION COPY

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
$58,000,000 4.15% Series D Senior Unsecured Notes due March 5, 2015
$27,000,000 Floating Rate Series E Senior Unsecured Notes due March 5, 2015

NOTE PURCHASE AGREEMENT

Dated March 5, 2010

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SECTION	HEADING	PAGE
SECTION 22. MISCELLANEOUS		32
Section 22.1.	Successors and Assigns	32
Section 22.2.	Payments Due on Non-Business Days	32
Section 22.3.	Accounting Terms	32
Section 22.4.	Severability	32
Section 22.5.	Construction, Etc.	33
Section 22.6.	Counterparts	33
Section 22.7.	Governing Law	33
Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	33

SCHEDULE A	—	Information Relating to Purchasers
SCHEDULE B	—	Defined Terms
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.15	—	Existing Indebtedness
EXHIBIT 1-A	—	Form of 4.15% Series D Senior Unsecured Note due March 5, 2015
EXHIBIT 1-B	—	Form of Floating Rate Series E Senior Unsecured Note due March 5, 2015
EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel to the Company
EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers
EXHIBIT 14.3	—	Form of Agency Agreement

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
4.15% Series D Senior Unsecured Notes due March 5, 2015
Floating Rate Series E Senior Unsecured Notes due March 5, 2015
March 5, 2010
TO EACH OF THE PURCHASERS LISTED IN
     SCHEDULE A HERETO:
Ladies and Gentlemen:
     KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC., a Maryland corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:
SECTION 1. AUTHORIZATION OF NOTES.
     The Company will authorize the issue and sale of $85,000,000 aggregate principal amount of its senior notes consisting of
     (i) $58,000,000 aggregate principal amount 4.15% Series D Senior Unsecured Notes due March 5, 2015 (the “Series D Notes” or the “Fixed Rate Notes”),
     (ii) $27,000,000 aggregate principal amount Floating Rate Series E Senior Unsecured Notes due March 5, 2015 (the “Series E Notes” or the “Floating Rate Notes,” and together with the Series D Notes, the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13).
     The Series D Notes and Series E Notes shall be substantially in the form set out in Exhibits 1-A and 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
     The Fixed Rate Notes shall bear interest from the date of issuance at a fixed rate equal to 4.15% per annum payable semiannually on the 13th day of each February and August in each year (commencing August 13, 2010) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid. Interest shall be subject to adjustment in accordance with Section 9.8(b).
     Interest on the Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
     The Floating Rate Notes shall bear interest from the date of issue at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on the 13th day of each

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February, May, August and November in each year (commencing May 13, 2010) and at maturity (each such date being referred to as an “Floating Rate Interest Payment Date”) and to bear interest on overdue principal (including any overdue required or optional prepayment of principal), LIBOR Breakage Amount, if any, and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid. Interest shall be subject to adjustment in accordance with Section 9.8(b).
     Interest on the Floating Rate Notes shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.
     The Adjusted LIBOR Rate for the Floating Rate Notes shall be determined by or on behalf of the Company, and notice thereof shall be given by or on behalf of the Company to the holders of such Floating Rate Notes, together with such information as the Floating Rate Required Holders may reasonably request for verification (including in all events, a facsimile transmission of the relevant screen and calculations), on the second Business Day preceding each Floating Rate Interest Period (which, in the case of the first Floating Rate Interest Period, shall be the third Business Day prior to the Closing). In the event that the Floating Rate Required Holders do not concur with such determination by the Company, as evidenced by notice to the Company by such holders within five (5) Business Days after receipt by such holders of the notice delivered by or on behalf of the Company pursuant to the previous sentence, the determination of Adjusted LIBOR Rate shall be made by the such holders in accordance with the provisions of this Agreement, which determination shall be conclusive and binding absent manifest error.
SECTION 2. SALE AND PURCHASE OF NOTES.
     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the respective Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
SECTION 3. CLOSING.
     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603-4080, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on March 5, 2010 or on such other Business Day thereafter on or prior to March 11, 2010 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver or cause to be delivered to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note for each Series to be so purchased (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 113-80145-17 at

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
JPMorgan Chase Bank, N.A., 14201 North Dallas Parkway, Second Floor, Dallas, Texas 75254, (ABA# 031207526; Ref: Private Notes). If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
SECTION 4. CONDITIONS TO CLOSING.
     Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.
     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.
     Section 4.3. Compliance Certificates.
     (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.
     (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.
     Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, and from Venable LLP, special Maryland counsel to the Company, together covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
     Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms (such as Forms U-1 and G-1 through 4) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser, and each other Purchaser, shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.
     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
     Section 4.8. Private Placement Number. A private placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.
     Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
     Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
     Section 4.11. Ratings of Notes. The Notes shall have been given ratings of not less than Aa1 and AAA by Moody’s and by Fitch, respectively, prior to the date of issuance thereof.
     Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request and shall receive such information as may be reasonably necessary to complete any Holder Forms.
     Section 4.13. Sale of MRP Shares; Satisfaction of Closing Conditions in 2010 Securities Purchase Agreement. Contemporaneously with the Closing the Company shall sell to each

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
purchaser under the 2010 Securities Purchase Agreement and each such purchaser shall purchase the MRP Shares to be purchased by it at the Closing as provided for in the 2010 Securities Purchase Agreement. The closing conditions set forth in Section 4 of the 2010 Securities Purchase Agreement shall have been satisfied to each such purchaser’s satisfaction as provided therein.
SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants to each Purchaser that:
     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company is a non-diversified, closed-end management investment company as such term is used in the 1940 Act.
     Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 5.3. Disclosure. This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company, including through its agents, Bank of America Merrill Lynch and Citigroup Global Markets Inc., in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to February 18, 2010 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since November 30, 2009, there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
     Section 5.4. No Subsidiaries. The Company has no Subsidiaries as of the date of Closing.

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, including, without limitation, the Securities Act and the 1940 Act.
     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.
     Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (b) The Company is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     Section 5.9. Taxes. The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
adequate reserves in accordance with GAAP. The Company has elected to be treated as a regulated investment company under Subchapter M of the Code and has filed its tax returns consistent with this status. As a regulated investment company, the Company must satisfy certain gross income, asset diversification, and distribution requirements under the Code. Provided that such requirements are met, the Company’s federal taxable income is reduced by the amount of qualifying distributions made to shareholders, which may result in the Company having no taxable income for federal income tax purposes for a given year. As of the date hereof, the Company has not been subject to a Federal income tax audit.
     Section 5.10. Title to Property; Leases. The Company has good and sufficient title to its Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
     Section 5.11. Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
     Section 5.12. Compliance with ERISA. Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time in the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or Section 4975 of the Code. Neither the Company nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) with respect to any such plan.
     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 25 other Institutional Investors, each of which has been offered the Notes or similar securities at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as permitted under the 1940 Act including for the refinancing of existing Indebtedness, making new portfolio investments and for general corporate purposes. Assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms by the Purchasers (such as Forms U-1 and G-1 through 4, as applicable), each Purchaser’s purchase of the Notes specified under this Agreement will not cause a violation

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), Regulation X of said Board (12 CFR 224) or Regulation T of said Board (12 CFR 220).
     Section 5.15. Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of January 31, 2010 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
     (b) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except for the 1940 Act or as specifically indicated in Schedule 5.15.
     Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
     (b) The Company (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order and (ii) does not engage in any dealings or transactions with any such Person. The Company is in compliance, in all material respects, with the USA Patriot Act.
     (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
     Section 5.17. Status under Certain Statutes. The Company is subject to regulation under the 1940 Act. The Company is, and immediately after giving effect to the issuance of the Notes will be, in compliance with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     Section 5.18. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company (other than mandatorily redeemable Preferred Stock).
SECTION 6. REPRESENTATIONS OF THE PURCHASERS.
     Section 6.1. Purchase for Investment.
     (a) Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
     (b) Each Purchaser is duly authorized to enter into this Agreement, and the person signing this Agreement on behalf of the Purchaser is authorized to do so, under all applicable governing documents (e.g., partnership agreement, trust instrument, pension plan, certificate of incorporation, bylaws, or operating agreement). This Agreement constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (c) Each Purchaser (and any account which is a separate legal entity contemplated in Section 6.1(a)) is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.
     Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:
     (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do

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not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
     (b) the Source is an insurance company separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
     (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
     (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
     (f) the Source is a governmental plan; or

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     (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised on one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
     (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of Title I of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
SECTION 7. INFORMATION AS TO COMPANY
     Section 7.1. Financial and Business Information. The Company shall deliver or cause to be delivered to each holder of Notes that is an Institutional Investor:
     (a) Quarterly Statements — within 60 days (or such shorter period as is 15 days after the mailing of the Company’s quarterly report to its stockholders) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
     (i) an unaudited balance sheet of the Company, as at the end of such quarter, and
     (ii) unaudited statements of operations and changes in net assets of the Company, for the portion of the fiscal year ending with such quarter, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that the Company shall be deemed to have made such delivery of such quarterly financial statements if it shall have timely made such quarterly financial statements available on its home page on the worldwide web (at the date of this Agreement located at http://www.kaynefunds.com) and shall have given such holder prior notice of such availability on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”) provided, further, that the Company agrees also to deliver hard copies of such financial statements to any holder of Notes who has requested such delivery in writing within the time period required above, unless such written request was made within the last 10 days of the end of such time period, in which case, the Company will deliver such financial statements no later than 10 days after the conclusion of the time period required above;
     (b) Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form N-CSR (the “Form N-CSR”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     (i) a balance sheet and schedule of investments of the Company, as at the end of such year, and
     (ii) statements of operations and changes in net assets of the Company, for such year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form N-CSR for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form N-CSR if it shall have timely made Electronic Delivery thereof provided, further, that the Company agrees also to deliver hard copies of such financial statements to any holder of Notes who has requested such delivery in writing within the time period required above, unless such written request was made within the last 10 days of the end of such time period, in which case, the Company will deliver such financial statements no later than 10 days after the conclusion of the time period required above;
     (b) SEC and Other Reports — promptly upon their becoming available:
     (i) one copy of each quarterly or annual financial statement, each regular or periodic report sent to the Company’s stockholders, each notice sent to the Company’s stockholders, each proxy statement and similar document filed with the SEC, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder) and each final prospectus and all amendments thereto filed by the Company with the SEC, and
     (ii) if requested by a holder of Notes, each financial statement, report or notice sent by the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to any NRSRO.
     (c) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
     (d) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
     (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
     (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and
     (e) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company (including, without limitation, actual copies of the quarterly and annual reports of the Company) or relating to the ability of the Company to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by such holder of Notes (including any such information as may be reasonably necessary to complete any Holder Forms).
     Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
     (a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 9.7, 10.4(b), 10.4(c) and 10.6 and any Additional Covenant incorporated herein pursuant to Section 9.9 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
     (b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
     Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
     (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, not more than twice each calendar year; and
     (b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be reasonably requested.
SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES
     Section 8.1. Maturity and Payment. As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.
     Section 8.2. Optional Prepayments with Make-Whole Amount and Floating Rate Prepayment Amount.
     Section 8.2.1. Optional Prepayments of the Fixed Rate Notes with Make-Whole Amount. The Company may, at its option, and to the extent prepayment of the Fixed Rate Notes (specifically including the applicable Make-Whole Amount and accrued interest on the Fixed Rate Notes) in accordance with the provisions of this Section 8.2.1 is permitted under the 1940 Act and Maryland law, upon notice as provided below, prepay at any time all, or from time to time any part of, the Fixed Rate Notes in an amount not less than 5% of the aggregate principal amount of the Fixed Rate Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Fixed Rate Notes and the Paying Agent written notice of each optional prepayment under this Section 8.2.1 not less than 12 days (or 7 days in the case of any notice of prepayment in connection with a prepayment to cure any default under Sections 9.7(a) or 9.7(b), or both) and not more than 75 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Fixed Rate Notes to be prepaid on such date, the principal amount of each Fixed Rate Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment date, the Company shall deliver to each holder of Fixed Rate Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
     Section 8.2.2. Optional Prepayments of the Floating Rate Notes with Floating Rate Prepayment Amount and LIBOR Breakage Amount. The Company may, at its option, and to the extent prepayment of the Floating Rate Notes (specifically including the applicable Floating Rate Prepayment Amount, the LIBOR Breakage Amount and accrued interest on the Floating Rate Notes) in accordance with the provisions of this Section 8.2.2 is permitted under the 1940 Act and Maryland law, upon notice as provided below, prepay at any time all or any part of the Floating Rate Notes in an amount not less than 5% of the aggregate principal amount of the Floating Rate Notes then outstanding, in the case of a partial prepayment, at 100% of the principal amount so prepaid together with accrued interest thereon to the date of such prepayment and the Floating Rate Prepayment Amount, if any, and any LIBOR Breakage Amount (unless the date specified for prepayment is a Floating Rate Interest Payment Date) determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Floating Rate Notes and the Paying Agent written notice of each optional prepayment under this Section 8.2.2 not less than 12 days (or 7 days in the case of any notice of prepayment in connection with a prepayment to cure any default under Sections 9.7(a) or 9.7(b), or both) and not more than 75 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Floating Rate Notes to be prepaid on such date, the principal amount of each Floating Rate Note held by such holder to be prepaid (determined in accordance with Section 8.3), the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall also contain a certificate of a Senior Financial Officer as to the Floating Rate Prepayment Amount due in connection with such prepayment (calculated as if the date of such notice were the date of prepayment) and requesting any LIBOR Breakage Amount from the holder of Notes if the specified prepayment is not on a Floating Rate Interest Payment Date.
     Section 8.3. Allocation of Partial Prepayments. (a) In the case of each partial prepayment of the Fixed Rate Notes pursuant to Section 8.2.1, the principal amount of the Fixed Rate Notes to be prepaid shall be allocated among all of the Fixed Rate Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Floating Rate Notes pursuant to Section 8.2.2, the principal amount of the Floating Rate Notes to be prepaid shall be allocated among all of the Floating Rate Notes then being prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
     (b) In the event the Company makes any partial prepayment of Notes, the Existing Notes and any other Senior Securities to cure any Default under Section 11(c) during the Extended 10-Day Period, the principal amount of Notes, Existing Notes and any other Senior Securities to be prepaid shall be allocated among all of the Notes, Existing Notes and other

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
Senior Securities at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Notwithstanding anything to the contrary set forth herein, the Make-Whole Amount for the Fixed Rate Notes prepaid during the Extended 10 Day Period shall be equal to three percent (3%) of the principal amount so repaid and the Floating Rate Prepayment Amount for the Floating Notes prepaid shall be determined in accordance with Section 8.6(b); provided, however, that the amount of Notes, the Existing Notes and the other Senior Securities to be repaid during the Extended 10-Day Period shall at no time exceed an amount necessary for the Company to be in pro forma compliance with Section 9.7 after giving effect to such repayment.
     Section 8.4. Maturity; Surrender, Status, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Floating Rate Prepayment Amount and any LIBOR Breakage Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Floating Rate Prepayment Amount and any LIBOR Breakage Amount, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all of the Fixed Rate Notes at the time outstanding upon the same terms and conditions with respect to the Fixed Rate Notes, or (c) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of the Floating Rate Notes upon the same terms and conditions with respect to the Floating Rate Notes with respect to which there is an offer to purchase. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Fixed Rate Notes or of the Floating Rate Notes, as the case may be, then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
     Section 8.6. Make-Whole Amount; Floating Rate Prepayment Amount. (a) “Make-Whole Amount” means, with respect to any Fixed Rate Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Fixed Rate Note over the amount of such Called Principal, provided that the

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Fixed Rate Note, the principal of such Fixed Rate Note that is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Fixed Rate Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Fixed Rate Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Fixed Rate Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
     “Remaining Scheduled Payments” means, with respect to the Called Principal of any Fixed Rate Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Fixed Rate Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2.1 or Section 12.1.
     “Settlement Date” means, with respect to the Called Principal of any Fixed Rate Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2.1 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     (b) “Floating Rate Prepayment Amount” means, with respect to any prepayment pursuant to Section 8.2.2 or in connection with any declaration pursuant to Section 12.1, with respect to the Series E Notes: (A) in the case of any such prepayment date or declaration on or prior to March 5, 2011, an amount equal to 2.00% of the principal amount so prepaid, (B) in the case of any such prepayment or declaration after March 5, 2011 and on or prior to March 5, 2013, 1.00% of the principal amount so prepaid, and (C) in the case of any such prepayment or declaration after March 5, 2013, 0%.
SECTION 9. AFFIRMATIVE COVENANTS.
     The Company covenants that so long as any of the Notes are outstanding:
     Section 9.1. Compliance with Law. Without limiting Section 10.4, the Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Without limiting the foregoing, the Company shall remain in material compliance, at all times with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.
     Section 9.2. Insurance. The Company will maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
     Section 9.3. Maintenance of Properties. The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 9.4. Payment of Taxes. The Company will file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by it, to the extent the same have become due and payable and before they have become delinquent, provided that the Company need not pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.
     Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
     Section 9.6. Books and Records. The Company will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, as the case may be.
     Section 9.7. Asset Coverage.
     (a) The Company shall maintain, as of the last day of each month, the 1940 Act Asset Coverage.
     (b) The Company shall satisfy, as of each Valuation Date, the Basic Maintenance Test.
     Section 9.8. Current Rating on the Notes. (a) The Company shall at all times maintain a current rating given by a NRSRO of at least Investment Grade with respect to the Notes and shall not at any time have any rating given by a NRSRO of less than Investment Grade with respect to the Notes.

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     (b) Without limiting the provisions of Section 9.8(a), in addition to all other amounts due and payable hereunder and under the Notes, the interest rate applicable to each Series of Notes (including any Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.
     Section 9.9. Most Favored Lender Status. In the event that the Company shall at any time after the date of Closing enter into, assume or otherwise become bound by or obligated under any agreement creating or evidencing Indebtedness of the Company in excess of $10,000,000 in principal amount (other than Indebtedness permitted by Section 10.6) (a “Reference Agreement”) containing one or more Additional Covenants, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant contained in such Reference Agreement. The Company further covenants to promptly execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 9.9, but shall merely be for the convenience of the parties hereto.
     Notwithstanding the foregoing, (A) if any Additional Covenant that has been incorporated herein pursuant to this Section 9.9 is subsequently amended or modified in the relevant Reference Agreement, such Additional Covenant, as amended or modified, shall be deemed incorporated by reference into this Agreement and replace such Additional Covenant as originally incorporated, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective under the relevant Reference Agreement and (B) if any Additional Covenant that has been incorporated herein pursuant to this Section 9.9 is subsequently removed or terminated from the relevant Reference Agreement or the Company is otherwise no longer required to comply therewith under the relevant Reference Agreement, the Company, beginning on the effective date such Additional Covenant is removed or terminated from the relevant Reference Agreement or the Company otherwise no longer required to comply with such Additional Covenant, shall no longer be or remain obligated to comply with such Additional Covenant hereunder. In the event that an Additional Covenant is amended, modified, removed or terminated pursuant to this Section 9.9 and the Company and the Required Holders previously entered into an amendment to incorporate such Additional Covenant herein, the holders of the Notes, upon the request of the Company, shall enter into an amendment to this Agreement to reflect such amendment, modification, removal or termination of such Additional Covenant; provided that the failure of the holders of the Notes and the Company to execute and deliver any such amendment shall not adversely affect the automatic incorporation of any amended or modified Additional Covenants into, or the automatic removal or termination of Additional Covenants from, this Agreement as provided above in this Section 9.9.
     Section 9.10. Ranking of Obligations. The Company’s payment obligations under this Agreement and the Notes shall at all times rank pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness (other than mandatorily redeemable Preferred Stock) of the Company.

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     Section 9.11. Maintenance of Status. The Company will remain a non-diversified, closed-end company registered with the SEC under the 1940 Act. The Company will also maintain its investment objective to invest at least 80% of its Total Assets in securities of Energy Companies.
SECTION 10. NEGATIVE COVENANTS.
     The Company covenants that so long as any of the Notes are outstanding:
     Section 10.1. Transactions with Affiliates. The Company will comply with the 1940 Act provisions, rules and regulations relating to transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate and such transactions shall be pursuant to the reasonable requirements of the Company’s business and upon terms fair and reasonable to the Company.
     Section 10.2. Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:
     (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and
     (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.
     Section 10.3. Terrorism Sanctions Regulations. The Company will not (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.
     Section 10.4. Certain Other Restrictions. (a) The Company will not engage in proscribed transactions set forth in the Rating Agency Guidelines under “Certain Other Restrictions,” unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Senior Security.

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     (b) The Company will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, common shares or other shares of capital stock of the Company) upon any class of shares of capital stock of the Company or redeem, purchase or otherwise acquire any capital stock of the Company, unless, in every such case, immediately after such transaction, the 1940 Act Asset Coverage would be achieved after deducting the amount of such dividend, distribution, redemption price or purchase price, as the case may be; provided, however, that dividends may be declared upon, and the Company may redeem, purchase or otherwise acquire any Preferred Stock of the Company if the Notes and any other Senior Securities have an asset coverage (as determined in accordance with Section 18(h) of the 1940 Act as in effect on the date of Closing) of at least 200% at the time of declaration of dividends or the date of redemption or purchase, after deducting the amount of such dividend, redemption price or purchase price.
     (c) A declaration of a dividend or other distribution on or purchase or redemption of any common or preferred shares of capital stock of the Company is prohibited (i) at any time that an Event of Default has occurred and is continuing or (ii) if after giving effect to such declaration, the Company would not satisfy the Basic Maintenance Test.
     Section 10.5. No Subsidiaries. The Company will not at any time have any Subsidiaries other than such entities from time to time that may represent portfolio investments consistent with the Company’s investment objective and strategies (such entities being referred to as “Controlled Portfolio Entities”), which Controlled Portfolio Entities shall not be consolidated with the Company for the purposes of any covenants, agreements or other determinations hereunder.
     Section 10.6. Secured Debt. The Company will not at any time permit the aggregate unpaid principal amount of all Indebtedness of the Company secured by Liens on any assets of the Company (“Secured Indebtedness”) to be outstanding for more than 60 days at a time without re-payment thereof and, in addition, will not permit Secured Indebtedness to exceed 5% of the Total Assets at the time of incurrence of any such Indebtedness, provided for purposes of this section, short sales, futures transactions and swap transactions effected in accordance with the 1940 Act and applicable interpretive guidance issued by the SEC will not be prohibited or restricted by this covenant.
SECTION 11. EVENTS OF DEFAULT.
     An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
     (a) the Company defaults in the payment of any principal, Make-Whole Amount or Floating Rate Prepayment Amount, if any, or LIBOR Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
     (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     (c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 9.7, 9.8, 10.4(b), 10.4(c), 10.6 and any Additional Covenant incorporated herein pursuant to Section 9.9, and such default is not remedied within 30 days, provided, that in the case of any such default under Section 9.7, such 30-day period (the “Initial 30-Day Period”) shall be extended by an additional 10-day period (the “Extended 10-Day Period”) if the Company shall have given notice prior to the end of such Initial 30-Day Period of an optional prepayment of such principal amount of Notes pursuant to Section 8.28.2, the Existing Notes pursuant to Section 8.2 of the Existing Note Purchase Agreement and any other Senior Securities which, when consummated, shall be sufficient to cure such default); or
     (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
     (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
     (f) (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or
     (g) the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
     (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or
     (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against the Company and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
     (j) KA Fund Advisors, LLC or one of its Affiliates is no longer the advisor of the Company; or
     (k) if, pursuant to Section 18(a)(1)(c)(ii) of the 1940 Act, on the last day of each of twenty-four consecutive calendar months the Notes shall have an asset coverage of less than 100%.
SECTION 12. REMEDIES ON DEFAULT, ETC.
     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
     (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
     (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount and the Floating Rate Prepayment Amount determined in respect of such principal amount (to the full extent permitted by applicable law) and the LIBOR Breakage Amount, if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, and, the Floating Rate Prepayment Amount and the LIBOR Breakage Amount, if any, in the event that the Notes are prepaid or are

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount and the Floating Rate Prepayment Amount, if any, and the LIBOR Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, Make-Whole Amount and Floating Rate Prepayment Amount, if any, and the LIBOR Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
     Section 13.1. Registration of Notes. The Company or its agent on the Company’s behalf shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company or its agent at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000.
     Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of a n Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
     (b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
SECTION 14. PAYMENTS ON NOTES.
     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount or Floating Rate Prepayment Amount, if any, and LIBOR Breakage Amount, if

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Bank of New York Mellon located at 101 Barclay Street, 7E, New York, New York 10286. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
     Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Floating Rate Prepayment Amount and LIBOR Breakage Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company and the Paying Agent (which notice to the Paying Agent will be in accordance with Section 11(ii) of the Agency Agreement) in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
     Section 14.3. Agency Agreement. The Company and the holders of the Notes agree that in addition to the other provisions of this Section 14, the Company can make optional prepayments on the Notes pursuant to Section 8.2 pursuant to the Agency Agreement substantially in the form of Exhibit 14.3 hereto or in such other form as is reasonably acceptable to the Company and the Required Holders. The Company shall deliver to the Paying Agent under the Agency Agreement copies of all notices and certificates under Section 8.2 delivered by the Company to any holder of Notes concurrently with the delivery thereof to such holder.
SECTION 15. EXPENSES, ETC.
     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000 per Series. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.
SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 17. AMENDMENT AND WAIVER.
     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Floating Rate Prepayment Amount and the LIBOR Breakage Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     Section 17.2. Solicitation of Holders of Notes.
     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
     (c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to b e effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.
     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
     Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
SECTION 18. NOTICES.
     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
     (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Executive Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
SECTION 19. REPRODUCTION OF DOCUMENTS.
     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 20. CONFIDENTIAL INFORMATION.
     For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. A holder of a Note, by receipt of Confidential Information, hereby also agrees, not to directly or indirectly trade the Company’s common stock in violation of applicable law, rule or regulation.
SECTION 21. SUBSTITUTION OF PURCHASER.
     Section 21.1. Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
     Section 21.2. Notwithstanding anything to the contrary herein, no Purchaser shall substitute any Affiliate as the purchaser of the Notes or make any other transfer of the Notes to any other transferee without the prior written consent of the Company, which will not be unreasonably withheld or delayed, if the source of funds to be used by a proposed Affiliate or transferee to purchase a Note is a source which qualifies under clause (c) or (g) of Section 6.2 hereof; provided, however, if such Affiliate or other transferee is able to make the representation set forth in Section 6.2(c) without making any disclosure to the Company in writing, the prior written consent of the Company to such substitution or transfer shall not be required.
SECTION 22. MISCELLANEOUS.
     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
     Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
     Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement and all Additional Covenants incorporated herein pursuant to Section 9.9 shall be deemed to be a part hereof.
     The Notes are issued under and are subject to the terms and provisions of this Agreement and no other indenture of the Company.
     Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     (c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
     (d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours, KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
By	/s/ Terry Hart
	Name:	Terry Hart
	Title:	Treasurer and Chief Financial Officer

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY
By	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Managing Director

METLIFE INSURANCE COMPANY OF CONNECTICUT
By	Metropolitan Life Insurance Company,
Its Investment Manager

By	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Managing Director

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

ING LIFE INSURANCE AND ANNUITY COMPANY ING USA ANNUITY AND LIFE INSURANCE COMPANY RELIASTAR LIFE INSURANCE COMPANY
By	ING Investment Management LLC, as
Agent

By	/s/ Christopher P. Lyons
	Name:	Christopher P. Lyons
	Title:	Senior Vice President

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
By	/s/ David Belanger
	Name:	David Belanger
	Title:	Senior Director Private Fixed Income

By	/s/ Ann C. King
	Name:	Ann C. King
	Title:	Assistant Vice President and Senior Counsel

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY
By	/s/ Justin P. Kavan
	Name:	Justin P. Kavan
	Title:	Vice President

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

COMPANION LIFE INSURANCE COMPANY
By	/s/ Justin P. Kavan
	Name:	Justin P. Kavan
	Title:	Authorized Signer

Kayne Anderson Energy Total Return Fund, Inc.	Note Purchase Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

PHL VARIABLE INSURANCE COMPANY
By	/s/ Christopher Wilkos
	Name:	Christopher Wilkos
	Title:	Executive Vice President

INFORMATION RELATING TO PURCHASERS

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

METROPOLITAN LIFE INSURANCE COMPANY	Series D	$18,000,000
1095 Avenue of the Americas	Series E	$22,000,000
New York, New York 10036-6796
Payments
All scheduled payments of principal and interest by wire transfer of immediately available funds to:
JPMorgan Chase Bank
ABA #021-000-021
Account Number: 002-2-410591
Account Name: Metropolitan Life Insurance Company
Reference: Kayne Anderson Energy Total Return Fund, Inc., 4.15% Series D Senior
Unsecured Notes due March 5, 2015, PPN 48660P B*4 and/or Floating Rate Series E
Senior Unsecured Notes due March 5, 2015, PPN 48660P B@2
With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.
For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.
Notices
All notices and communications:
Metropolitan Life Insurance Company
Investments, Private Placements
P. O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Fax Number: (973) 355-4250
SCHEDULE A
(to Note Purchase Agreement)

With a copy (OTHER than with respect to deliveries of financial statements) to:
Metropolitan Life Insurance Company
P. O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel — Securities Investments (PRIV)
Email: sec_invest_law@metlife.com
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-5581829

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

METLIFE INSURANCE COMPANY OF CONNECTICUT	Series D	$2,000,000
c/o Metropolitan Life Insurance Company 1095 Avenue of the Americas New York, New York 10036-6796
Payments
All scheduled payments of principal and interest by wire transfer of immediately available funds to:
JPMorgan Chase Bank
ABA #021-000-021
Account Number: 910-2-587434
Account Name: MetLife Insurance Company of Connecticut
Reference: Kayne Anderson Energy Total Return Fund, Inc., 4.15% Series D Senior
Unsecured Notes due March 5, 2015, PPN 48660P B*4
With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.
For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.
Notices
All notices and communications:
MetLife Insurance Company of Connecticut
c/o Metropolitan Life Insurance Company
Investments, Private Placements
P. O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Fax Number: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:
MetLife Insurance Company of Connecticut
c/o Metropolitan Life Insurance Company
P. O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel — Securities Investments (PRIV)
Email: sec_invest_law@metlife.com
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 06-0566090

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

ING LIFE INSURANCE AND ANNUITY COMPANY	Series D	$12,500,000
c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax Number: (770) 690-5057
Payments
All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA #021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ILIAC/Acct. 216101 Reference: Kayne Anderson Energy Total Return Fund, Inc., 4.15% Series D Senior Unsecured Notes due March 5, 2015, PPN 48660P B*4
Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices
All notices with respect to payments and written confirmation of each such payment to be addressed:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Operations/Settlements
Fax Number: (770) 690-4886
All other notices and communications to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 71-0294708

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

ING USA ANNUITY AND LIFE INSURANCE COMPANY	Series D	$8,500,000
c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax Number: (770) 690-5057
Payments
All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA #021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA/Acct. 136373 Reference: Kayne Anderson Energy Total Return Fund, Inc., 4.15% Series D Senior Unsecured Notes due March 5, 2015, PPN 48660P B*4
Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices
All notices with respect to payments and written confirmation of each such payment to be addressed:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Operations/Settlements
Fax Number: (770) 690-4886
All other notices and communications to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 41-0991508

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

ING USA ANNUITY AND LIFE INSURANCE COMPANY	Series D	$500,000
c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax Number: (770) 690-5057
Payments
All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA #021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: ING USA SA/Acct. 136374 Reference: Kayne Anderson Energy Total Return Fund, Inc., 4.15% Series D Senior Unsecured Notes due March 5, 2015, PPN 48660P B*4
Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices
All notices with respect to payments and written confirmation of each such payment to be addressed:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Operations/Settlements
Fax Number: (770) 690-4886
All other notices and communications to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 41-0991508

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

RELIASTAR LIFE INSURANCE COMPANY	Series D	$8,500,000
c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, Georgia 30327-4347 Attention: Private Placements Fax Number: (770) 690-5057
Payments
All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA #021000018

Account:	IOC 566/INST’L CUSTODY (for scheduled principal and interest payments)

or

IOC 565/INST’L CUSTODY (for all payments other than scheduled principal and interest)

For further credit to: RLIC/Acct. 187035 Reference: Kayne Anderson Energy Total Return Fund, Inc., 4.15% Series D Senior Unsecured Notes due March 5, 2015, PPN 48660P B*4
Each such wire transfer shall set forth the name of the issuer, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

Notices
All notices with respect to payments and written confirmation of each such payment to be addressed:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4347
Attention: Operations/Settlements
Fax Number: (770) 690-4886
All other notices and communications to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 41-0451140

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK	Series D	$3,000,000
c/o Sun Capital Advisers LLC One Sun Life Executive Park Wellesley Hills, Massachusetts 02481- 5699 Attention: Investments/Private Fixed Income, SC1303
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
Mellon Bank of New England
ABA #011001234/BOS SAFE DEP
DDA No.: 125261
Attention: MBS Income CC 1253
Account Name: Sun Life (NY)
Account No. KBLF0006002
Reference: Kayne Anderson Energy Total Return Fund, Inc., 4.15% Series D Senior
Unsecured Notes due March 5, 2015, PPN 48660P B*4
All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.
Notices
All notices of routine payment on or in respect of the Notes and written confirmation of each such payment and any audit confirmation to:
Sun Life Financial
227 King Street South
Waterloo, ON N2J 4C5 Canada
Attention: Investments/Private Placements — SC302D36
All other notices and communications, including notices of non-routine payments, to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 04-2845273

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

UNITED OF OMAHA LIFE INSURANCE COMPANY	Series D	$1,500,000
Mutual of Omaha Plaza	Series E	$5,000,000
Omaha, Nebraska 68175-1011 Attention: 4-Investment Accounting
Payments
All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:
JPMorgan Chase Bank
ABA #021000021
Private Income Processing
for credit to: United of Omaha Life Insurance Company
Account Number 900-9000200
a/c G07097
Reference: Kayne Anderson Energy Total Return Fund, Inc., 4.15% Series D Senior
Unsecured Notes due March 5, 2015, PPN 48660P B*4 and/or Floating Rate Series E
Senior Unsecured Notes due March 5, 2015, PPN 48660P B@2
Interest Amount:
Principal Amount:
Notices
All notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications to:
JPMorgan Chase Bank
14201 Dallas Parkway, 13th Floor
Dallas, TX 75254-2917
Attention: Income Processing — G. Ruiz
a/c: G07097
All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 47-0322111

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

COMPANION LIFE INSURANCE COMPANY	Series D	$1,000,000
Mutual of Omaha Plaza Omaha, Nebraska 68175-1011 Attention: 4-Investment Accounting
Payments
All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:
JPMorgan Chase Bank
ABA #021000021
Private Income Processing
for credit to: Companion Life Insurance Company
Account Number 900-9000200
a/c G07903
Reference: Kayne Anderson Energy Total Return Fund, Inc., 4.15% Series D Senior
Unsecured Notes due March 5, 2015, PPN 48660P B*4
Interest Amount:
Principal Amount:
Notices
All notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications to:
JPMorgan Chase Bank
14201 Dallas Parkway, 13th Floor
Dallas, Texas 75254-2917
Attention: Income Processing — G. Ruiz
a/c: G07903
All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-1595128

		PRINCIPAL AMOUNT
	SERIES OF NOTES	OF NOTES
NAME AND ADDRESS OF PURCHASER	TO BE PURCHASED	TO BE PURCHASED

PHL VARIABLE INSURANCE COMPANY	Series D	$2,500,000
c/o Phoenix Life Insurance Company c/o Goodwin Capital Advisers One American Row Hartford, Connecticut 06102 Attention: Private Placement Department, H-GW-1
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
JP Morgan Chase, N.A.
New York, New York
ABA #021 000 021
Account Name: Income Processing
Account Number: 900 9000 200
Reference: Phoenix Variable, G09389, Kayne Anderson Energy Total Return Fund, Inc.,
4.15% Series D Senior Unsecured Notes due March 5, 2015, PPN 48660P B*4 (include principal and interest breakdown and premium, if any)
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above. All legal notices should be addressed:
Phoenix Life Insurance Company
One American Row
Hartford, Connecticut 06102-5056
Attention: Brad Buck
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 06-1045829

DEFINED TERMS
     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
     “Additional Covenant” shall mean any covenant in respect of the financial condition or financial position of the Company, including, but not limited to, covenants that specify or require the maintenance of certain financial ratios applicable to the Company, and the default provision related thereto (regardless of whether such provision is labeled or otherwise characterized as a covenant or a default).
     “Adjusted LIBOR Rate” shall mean, for any Floating Rate Interest Period, LIBOR for such Floating Rate Interest Period plus 1.55% (155 basis points).
     “Adjustment Period” shall mean, with respect to any calculation of the applicable interest rate in respect of the Notes, any period of time during which any Series of Notes has a current rating of less than “A3” by Moody’s or less than its equivalent by any other NRSRO.
     “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
     “Agency Agreement” shall mean the Agency Agreement dated March 5, 2010 substantially in the form of Exhibit 14.3 hereto.
     “Agency Discounted Value” means the quotient of the Market Value of an Eligible Asset divided by the applicable Rating Agency Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Agency Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Agency Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.
     “Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.
     “Basic Maintenance Test” as of any Valuation Date is the requirement to maintain Eligible Assets with an aggregate Agency Discounted Value equal to at least the basic maintenance amount required by each Rating Agency under its respective Rating Agency Guidelines, separately determined.
     “Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any
SCHEDULE B
(to Note Purchase Agreement)

day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Houston, Texas are required or authorized to be closed.
     “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
     “Closing” is defined in Section 3.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
     “Company” means Kayne Anderson Energy Total Return Fund, Inc., a Maryland corporation or any successor that becomes such in the manner prescribed in Section 10.2.
     “Confidential Information” is defined in Section 20.
     “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
     “Default Rate” means (1) with respect to the Fixed Rate Notes, that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by The Bank of New York Mellon in New York, New York as its “base” or “prime” rate and (2) with respect to the Floating Rate Notes, that rate of interest that is 2.00% per annum plus the Adjusted LIBOR Rate. The Default Rate shall be subject to Section 9.8(b).
     “Disclosure Documents” is defined in Section 5.3.
     “Electronic Delivery” is defined in Section 7.1(a).
     “Eligible Assets” means Moody’s Eligible Assets or Fitch Eligible Assets (if Moody’s or Fitch are then rating the Senior Securities) and/or Other Rating Agency Eligible Assets, whichever is applicable.
     “Energy Companies” means companies engaged in the energy industry, principally including publicly-traded energy-related master limited partnerships and limited liability companies taxed as partnerships, MLP affiliates, energy-related U.S. and Canadian royalty trusts and income trusts and other companies that derive at least 50% of their revenues from operating assets used in, or providing energy-related services for, the exploration, development, production, gathering, transportation, processing, storing, refining, distribution, mining or marketing of natural gas, natural gas liquids (including propane), crude oil, refined petroleum products or coal).
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
     “Event of Default” is defined in Section 11.
     “Existing Notes” means the notes issued under the Existing Note Purchase Agreement, as amended, modified, replaced or refinanced from time to time.
     “Existing Note Purchase Agreement” means that certain Note Purchase Agreement dated as of August 13, 2008 between the Company and the purchasers of notes signatory thereto, as amended, modified, replaced or refinanced from time to time.
     “Extended 10-Day Period” shall have the meaning set forth in Section 11(c) of this Agreement.
     “Fitch” means Fitch Ratings and its successors at law.
     “Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings of Senior Securities.
     “Fitch Eligible Asset” means assets of the Company set forth in the Fitch Guidelines as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings of Senior Securities.
     “Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings of Senior Securities.
     “Fixed Rate Notes” shall mean the Series D Notes.
     “Floating Rate Interest Payment Date” is defined in Section 1 of the Agreement.
     “Floating Rate Interest Period” shall mean each period commencing on the date of the Closing and, thereafter, commencing on an Floating Rate Interest Payment Date and continuing up to, but not including, the next Floating Rate Interest Payment Date.
     “Floating Rate Notes” shall mean the Series E Notes.
     “Floating Rate Prepayment Amount” is defined in Section 8.6.

     “Floating Rate Required Holders” means, at any time, the holders of more than 50% in principal amount of the Series E Notes at the time outstanding (exclusive of Series E Notes then owned by the Company or any of its Affiliates).
     “Form N-CSR” is defined in Section 7.1(b).
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
     “Governmental Authority” means
     (a) the government of
     (i) the United States of America or any State or other political subdivision thereof, or
     (ii) any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or
     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
     “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
     (a) to purchase such indebtedness or obligation or any property constituting security therefor;
     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
     “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
     “Holder Forms” means any forms required to be filed by a holder of Notes pursuant to the 1940 Act or as required by the Federal Reserve Board.
     “Indebtedness” with respect to any Person means, at any time, without duplication,
     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
     (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;
     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
     (f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and
     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
     “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

     “Investment Grade” shall mean a rating of at least “Baa3” or higher by Moody’s or its equivalent by any other NRSRO.
     “LIBOR” shall mean, for any Floating Rate Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a three month period which appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two (2) Business Days before the commencement of such Floating Rate Interest Period (or three (3) Business Days prior to the beginning of the first Floating Rate Interest Period). “Reuters Screen LIBO Page” means the display designated as the “LIBO” page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association Interest Settlement Rates for U.S. Dollar deposits).
     “LIBOR Breakage Amount” means any loss, cost or expense actually incurred by any holder of a Floating Rate Note as a result of any payment or prepayment of any Floating Rate Note on a day other than a regularly scheduled Floating Rate Interest Payment Date for such Floating Rate Note or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Each holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Floating Rate Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two (2) Business Days prior to the date of prepayment in the case of any prepayment pursuant to Section 8.2.2 and not less than one (1) Business Day in the case of any payment required by Section 12.1. Each such determination shall be presumptively correct absent manifest error.
     “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
     “Make-Whole Amount” is defined in Section 8.6.
     “Market Value” means the market value of an asset of the Company determined as follows: Readily marketable portfolio securities listed on any exchange other than the NASDAQ are valued, except as indicated below, at the last sale price on the Business Day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the most recent bid and asked prices on such day. Securities admitted to trade on the NASDAQ are valued at the NASDAQ official closing price. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the Business Day as of which such value is being determined at the close of the exchange representing the principal market for such securities. Equity securities traded in the over-the-counter market, but excluding securities admitted to trading on the NASDAQ, are valued at the closing bid prices. Fixed income securities with a remaining maturity of 60 days or more are valued by us using a pricing service. When price quotations are not available, fair market value will be based on prices of comparable securities. Fixed income securities maturing within 60 days are valued on an amortized cost basis. For securities that are privately issued or illiquid, as well as any other portfolio security held by the Company for which, in the judgment of the Company’s investment adviser, reliable market quotations are not readily available, the pricing service does not provide a valuation, or provides a valuation that in the judgment of that investment adviser is stale or does not represent fair value, valuations will be determined in a manner that most fairly reflects fair value of the security on the valuation date under procedures adopted by the Board of Directors of the Company.
     “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.
     “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors at law.
     “Moody’s Discount Factor” means the discount factors set forth in the Moody’s Guidelines for use in calculating the Agency Discounted Value of the Company’s assets in connection with Moody’s ratings of Senior Securities.
     “Moody’s Eligible Assets” means assets of the Company set forth in the Moody’s Guidelines as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with Moody’s ratings of Senior Securities.
     “Moody’s Guidelines” mean the guidelines provided by Moody’s, as may be amended from time to time, in connection with Moody’s ratings of Senior Securities.
     “MRP Shares” means those certain Series A, Mandatory Redeemable Preferred Shares issued pursuant to the 2010 Securities Purchase Agreement.
     “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
     “NAIC” means the National Association of Insurance Commissioners or any successor thereto.
     “1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Company thereunder, as the same may be amended from time to time.
     “1940 Act Asset Coverage” means asset coverage required by the 1940 Act Senior Notes Asset Coverage and by the 1940 Act Total Leverage Asset Coverage.

     “1940 Act Senior Notes Asset Coverage” means, asset coverage as defined by Section 18(h) of the 1940 Act as in effect on the date of Closing of at least 300% with respect to Senior Securities, determined on the basis of values calculated as of a time within 48 hours next preceding that of such determination.
     “1940 Act Total Leverage Asset Coverage” means, asset coverage as defined by Section 18(h) of the 1940 Act as in effect on the date of Closing of at least 200% with respect to Senior Securities and Preferred Stock, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.
     “Notes” is defined in Section 1.
     “NRSRO” means a nationally recognized statistical ratings organization.
     “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
     “Other Rating Agency” means each NRSRO, if any, other than Moody’s or Fitch then providing a rating for the Senior Securities.
     “Other Rating Agency Discount Factor” means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Agency Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.
     “Other Rating Agency Eligible Assets” means assets of the Company set forth in the Other Rating Agency Guidelines of each Other Rating Agency as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.
     “Other Rating Agency Guidelines” mean the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of Senior Securities.
     “Paying Agent” shall mean the Paying Agent under the Agency Agreement.
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
     “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     “Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
     “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
     “Purchaser” is defined in the first paragraph of this Agreement.
     “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
     “Rating Agency” means each of Fitch (if Fitch is then rating Senior Securities), Moody’s (if Moody’s is then rating Senior Securities) and any Other Rating Agency.
     “Rating Agency Discount Factor” means the Moody’s Discount Factor (if Moody’s is then rating the Senior Securities), Fitch Discount Factor (if Fitch is then rating Senior Securities) or an Other Rating Agency Rating Agency Discount Factor, whichever is applicable.
     “Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating Senior Securities), Moody’s Guidelines (if Moody’s is then rating Senior Securities) and any Other Rating Agency Guidelines.
     “Reference Agreement” is defined in Section 9.9.
     “Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
     “Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
     “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
     “SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
     “securities” or “security” shall have the meaning specified in Section 2(1) of the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     “Senior Securities” means indebtedness for borrowed money of the Company including, without limitation, the Notes, bank borrowings and (without duplication) indebtedness of the Company within the meaning of Section 18 of the 1940 Act.
     “Series” shall refer to any series of Notes issued under this Agreement.
     “Series D Notes” is defined in Section 1 of this Agreement.
     “Series E Notes” is defined in Section 1 of this Agreement.
     “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
     “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
     “Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
     “Total Assets” shall mean the aggregate amount of all assets of the Company determined in accordance with GAAP applicable to the Company.

     “2010 Securities Purchase Agreement” means that certain Securities Purchase Agreement among the Company and the parties set forth in Schedule A thereto dated March 5, 2010.
     “USA Patriot Act” means United States Public Law 107 -56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Company; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which Notes initially are issued.

DISCLOSURE MATERIALS
1.	Investor Presentation of the Company’s Senior Notes and Preferred Stock Private Placement, dated February 2010.

2.	Offering Letter from Bank of America Merrill Lynch and Citigroup Global Markets, Inc. to the Company.

3.	The Company’s Senior Note Basic Maintenance Amount as of January 31, 2010 (Moody’s Calculation).

4.	The Company’s Senior Note Stock Basic Maintenance Amount as of January 31, 2010 (Fitch Calculation).
SCHEDULE 5.3
(to Note Purchase Agreement)

FINANCIAL STATEMENTS
1.	The Company’s Annual Report for the fiscal year ended November 30, 2007.

2.	The Company’s Annual Report for the fiscal year ended November 30, 2008.

3.	The Company’s Annual Report for the fiscal year ended November 30, 2009.
SCHEDULE 5.5
(to Note Purchase Agreement)

EXISTING INDEBTEDNESS AS OF JANUARY 31, 2010

			PRINCIPAL
			AMOUNT
INSTRUMENT	OBLIGOR	OBLIGEE	OUTSTANDING	COLLATERAL

Revolving Credit	Company	JP Morgan Chase	$74,000,000	None
Facility		Bank, N.A., as
		administrative agent
		along with several
		banks and financial
		institutions

Senior Notes:	Company	Holders of Notes		None

Series A			$9,000,000
Series B			$28,000,000
Series C			$128,000,000
SCHEDULE 5.15
(to Note Purchase Agreement)

[FORM OF SERIES D NOTE]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.
KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
4.15% SERIES D SENIOR UNSECURED NOTE DUE MARCH 5, 2015

No. RD-[_____]	[Date]
$[_______]	PPN 48660P B*4
     FOR VALUE RECEIVED, the undersigned, KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [_________], or registered assigns, the principal sum of [ ___________] DOLLARS (or so much thereof as shall not have been prepaid) on March 5, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.15% per annum from the date hereof, payable semiannually, on the 13th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to the Default Rate.
     In addition to any other amounts of interest payable hereunder, the interest rate applicable to this Note is subject to increase pursuant to and in accordance with the requirements of Section 9.8(b) of the Note Purchase Agreement (referred to below).
     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 5, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have made the representations set forth in Section 6 of the Note Purchase Agreement and (ii) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used
EXHIBIT 1-A
(to Note Purchase Agreement)

in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
By:
Name:
Title:

E-1-A-2

[FORM OF SERIES E NOTE]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.
KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
FLOATING RATE SERIES E SENIOR UNSECURED NOTE DUE MARCH 5, 2015

No. RE-[_____]	[Date]
$ [_______]	PPN 48660P B@2
     FOR VALUE RECEIVED, the undersigned, KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [______________] DOLLARS (or so much thereof as shall not have been prepaid) on March 5, 2015, with interest (computed on the actual number of days elapsed on the basis of a year consisting of 360 days) (a) on the unpaid balance hereof the Adjusted LIBOR Rate as calculated for each Floating Rate Interest Period pursuant to Section 1 of the Note Purchase Agreement from the date hereof, payable quarterly, on the 13th day of February, May, August and November in each year, commencing with the February, May, August or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Floating Rate Prepayment Amount and LIBOR Breakage Amount, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to the Default Rate.
     In addition to any other amounts of interest payable hereunder, the interest rate applicable to this Note is subject to increase pursuant to and in accordance with the requirements of Section 9.8(b) of the Note Purchase Agreement (referred to below).
     Payments of principal of, interest on and any Floating Rate Prepayment Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 5, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have made the representations set forth in Section 6 of the Note Purchase Agreement and (ii) to have agreed to the confidentiality provisions set forth in
EXHIBIT 1-B
(to Note Purchase Agreement)

Section 20 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Floating Rate Prepayment Amount) and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
By:
Name:
Title:

E-1-B-2

FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY
[See Attached]
EXHIBIT 4.4(a)
(to Note Purchase Agreement)

[LETTERHEAD OF PAUL HASTINGS JANOFSKY & WALKER LLP]

March 5, 2010	56869.00023
Each of the Purchasers listed on Schedule A hereto (“Purchasers”)
Re:	Kayne Anderson Energy Total Return Fund, Inc. — Private Offering of 4.15% Series D Senior Unsecured Notes due March 5, 2015 and Floating Rate Series E Senior Unsecured Notes due March 5, 2015 (collectively, the “Notes”)
Ladies and Gentlemen:
          We have acted as counsel to Kayne Anderson Energy Total Return Fund, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of the Notes to you pursuant to the Note Purchase Agreement, dated the date hereof (the “Purchase Agreement”), among the Company and the Purchasers relating to the issuance and sale (the “Offering”) to the Purchasers of $85 million aggregate principal amount of the Company’s Notes. This opinion letter is being furnished pursuant to Section 4.4(a) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
          As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:
(i)	the Purchase Agreement;

(ii)	the Notes;

(iii)	completed Federal Reserve Forms G-3 of even date herewith, executed by the Company and delivered to each Purchaser (collectively, the “Purpose Statements”);

(iv)	the Articles of Amendment and Restatement of the Company, as amended or supplemented, certified as of February 4, 2010 by the Department of Assessments and Taxation of Maryland, and the Bylaws of the Company, each as currently in effect and as certified by the Secretary of the Company as of the date hereof;

(v)	resolutions adopted by the Company’s board of directors (or a duly authorized committee thereof), certified by the Secretary of the Company, relating to the execution and delivery of, and the

Purchasers
March 5, 2010

performance by the Company of its obligations under, the Transaction Documents (as hereinafter defined);

(vi)	a Certificate of Status of Foreign Corporation of the Secretary of State of the State of California with respect to the Company, dated February 4, 2010 (as updated by correspondence from an attorney service to March 4, 2010) (the “California Good Standing Certificate”);

(vii)	a Certificate of Fact of the Secretary of State of the State of Texas with respect to the Company, dated February 3, 2010 (as updated by correspondence from an attorney service to March 4, 2010) (the “Texas Good Standing Certificate” and, together with the California Good Standing Certificate, the “Good Standing Certificates”); and

(viii)	certificates of officers and representatives of the Company.
          In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
          The Purchase Agreement and the Notes are referred to herein, individually, as a “Transaction Document” and collectively, as the “Transaction Documents.”
          In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of the Transaction Documents and all agreements, instruments and other documents referred to above by all the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Transaction Documents and all other documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company) under New York law, enforceable against such parties (other than the Company) under New York law in accordance with their respective terms and that no such documents have been amended, modified, supplemented or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of

Purchasers
March 5, 2010

public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificates; (viii) the due formation and valid existence of the Company, and the good standing of the Company in each applicable jurisdiction (other than the States of Texas and California); (ix) the due power and authority of the Company to execute and deliver, and to perform its respective obligations under, the Transaction Documents; (x) that the Purchasers satisfied all regulatory and legal requirements applicable to their respective activities; (xi) that the rights and remedies set forth in the Transaction Documents will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of the Company; (xii) that the officers, directors and stockholders of the Company have properly discharged their fiduciary duties; (xiii) that each Purpose Statement has been delivered to the Purchaser indicated in the heading thereof; and (xiv) that each Purpose Statement has been signed and accepted in good faith by a duly authorized officer of each Purchaser to whom such Purchase Statement was delivered, and such Purchaser has completed the appropriate portions of such Purpose Statement. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company and of public officials and upon the representations, warranties and covenants contained in the Purchase Agreement.
          Statements in this opinion letter which are qualified by the expression “to our knowledge” or “known to us” or other expressions of like import are limited to the current actual knowledge of David Hearth, John Della Grotta, Lindsay Sparks and Marisa Rolland, who are the individual attorneys in this Firm who have devoted substantive attention to the representation of the Company in connection with the preparation, negotiation, execution and delivery of the Transaction Documents (and expressly exclude any other person in this Firm or any constructive or imputed knowledge of any information, whether by reason of our representation of the Company or otherwise). David Hearth, John Della Grotta, Lindsay Sparks and Marisa Rolland are the only attorneys in this Firm who devoted substantial time to the transactions contemplated in the Transaction Documents. We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. In rendering the opinion set forth in opinion paragraph 4 below, we have not made any independent investigation of any court, governmental, regulatory or arbitral records to determine whether any action, suit, claim or proceeding has been filed or is pending.

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          Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:
          1. Based solely on a review of the California Good Standing Certificate and the Texas Good Standing Certificate, we confirm that the Company is in good standing as a foreign corporation in the States of California and Texas.
          2. Each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
          3. The execution and delivery of each of the Transaction Documents by the Company and the performance of its obligations thereunder do not (a) constitute a breach by the Company of, or constitute a default by the Company under, any agreement listed on Schedule B hereto (collectively, the “Reviewed Agreements”), or (b) cause the Company to violate any federal or New York law, regulation or rule applicable to the Company that is generally applicable to transactions of the type contemplated in the Transaction Documents.
          4. To our knowledge, there is no action, suit or proceeding at law or in equity, or by or before any federal or New York state court, governmental or regulatory body or agency or any arbitration board or panel, pending or overtly threatened against the Company that questions the validity of the Transaction Documents.
          5. No registration of the Notes under the Securities Act is required in connection with the sale of the Notes to the Purchasers under the circumstances contemplated by the Purchase Agreement, and an indenture does not need to be qualified under the Trust Indenture Act of 1939, as amended, assuming (a) the accuracy of the Purchasers’ representations and warranties made in the Purchase Agreement, (b) the accuracy of the Company’s representations and warranties made in the Purchase Agreement regarding the absence of a general solicitation in connection with the offer and sale of such Notes to the Purchasers, and (c) the due performance by the Purchasers of their obligations set forth in the Purchase Agreement.
          6. On the date hereof, the sale of the Notes to the Purchasers does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System. For purposes of our opinion on Regulation T of the Board of Governors of the Federal Reserve System, we have assumed, with your permission, that none of the Purchasers is a “creditor,” as defined in Regulation T of the Board of Governors of the Federal Reserve System, and therefore Regulation T of the Board of Governors of the

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Federal Reserve System is not applicable to the issuance and sale of the Notes to the Purchasers.
     The opinions expressed herein are subject to the following assumptions, exceptions, qualifications and limitations:
     A. We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or, except with respect to federal securities laws as set forth in opinion paragraph 5, other federal and state securities laws; (ii) except as set forth in opinion paragraph 6, Federal Reserve Board margin regulations; (iii) pension and employee benefit laws, e.g., ERISA; (iv) federal and state antitrust and unfair competition laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Exon-Florio Act; (v) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vi) federal and state environmental laws; (vii) federal and state land use and subdivision laws; (viii) federal and state tax laws; (ix) federal and state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (x) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws; (xi) federal and state racketeering laws, e.g., RICO; (xii) federal and state health and safety laws, e.g., OSHA; (xiii) federal and state laws concerning aviation, vessels, railway or other transportation equipment or matters; (xiv) federal and state laws concerning public utilities; (xv) federal and state labor or employment laws; (xvi) federal and state laws and policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states, and (C) criminal and civil forfeiture laws; (xvii) except as set forth in opinion paragraph 6, federal and state banking and insurance laws; (xviii) export, import and customs laws; (xix) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to anti-terrorism orders (including, without limitation, Executive Order 13224, effective September 24, 2001); (xx) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes and similar statutes in effect from time to time, and the policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; and (xxi) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

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     B. We express no opinion with respect to (i) the truth of the factual representations and warranties contained in any of the Transaction Documents, (ii) the effect of the law of any jurisdiction other than the State of New York which limits the rates of interest legally chargeable or collectible, or (iii) any document, instrument or agreement other than the Transaction Documents, regardless of whether such document, instrument or agreement is referred to in the Transaction Documents.
     C. We express no opinion with respect to the effect that the introduction of extrinsic evidence as to the meaning of any Transaction Document may have on the opinions expressed herein.
     D. Our opinions set forth in opinion paragraphs 2 and 3 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations, statutes or court decisions which may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, provisions indemnifying a party against liability for its own wrongful or negligent acts, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.
     E. No opinion is expressed herein with respect to the validity or enforceability of (i) any provision contained in the Transaction Documents allowing any party to exercise any remedial rights without notice to the Company, (ii) any waiver of demand or notice by the Company, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) any provisions contained in the Transaction Documents purporting to establish evidentiary standards, (iv) any provision of the Transaction Documents which purports to establish the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to any of the Transaction Documents, (v) any provision of the Transaction Documents which purports to entitle any person or entity to specific performance of any provision thereof, (vi) any provision of the Transaction Documents which requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, or (vii) any provision of the Transaction Documents providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Transaction Document.

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March 5, 2010

     F. No opinion is expressed herein with respect to the validity or enforceability of any provision of the Transaction Documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (i) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Transaction Documents (subject, however, to the extent limited by the Constitution of the United States and by Section 1-105(2) of the New York Uniform Commercial Code), and (ii) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Transaction Documents.
     G. With respect to our opinion set forth in opinion paragraph 1, with your permission, we are relying solely and without independent investigation on our review and examination of the Good Standing Certificates.
     H. For purposes of our opinion set forth in opinion paragraph 2, we have assumed, with your permission, that the term “Additional Covenant” (as used in Section 9.9 of the Purchase Agreement) is limited to a financial covenant in respect of the financial condition of the Company that can be ascertained through the application of a specified numerical financial test or other specified numerical financial criteria.
     I. For purposes of our opinion expressed in opinion paragraph 6, we have assumed, with your permission, that: (i) the information contained in each Purpose Statement is true, correct, accurate and complete on the date hereof, and (ii) on the date hereof and in conjunction with the issuance of the Notes, the Company shall repay obligations under the Credit Agreement, dated as of June 26, 2009, among the Company, the banks and other financial institutions parties thereto (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, as acceded to pursuant to the Accession Agreement, dated as of July 1, 2009, among the Company, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, and Citibank, N.A., in an aggregate principal amount of $67,000,000. In rendering the opinion expressed in opinion paragraph 6, we have relied solely, and without any further investigation, on a certificate of the Chief Financial Officer of the Company, dated the date hereof, as to certain certifications or representations regarding, among other things, the current market value of “margin stock” (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System and as used herein, “margin stock”) that serves as direct or indirect security for the Company’s obligations under the Notes and other “credit” (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System and as used herein, “credit”) extended to the Company, and the loan value of all assets of the Company not consisting of margin stock that serve as direct or indirect

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March 5, 2010

security for the Company’s obligations under the Notes and other credit extended to the Company.
     J. We express no opinion as to the effect on our opinion expressed in opinion paragraph 6, to the extent that any Note may be deemed to constitute margin stock in the hands of any Purchaser. We further express no opinion in opinion paragraph 6 on the effect of Regulation T of the Board of Governors of the Federal Reserve System on any person other than a Purchaser.
     K. Without limiting the generality of any limitation, qualification or condition expressed elsewhere herein, we express no opinion on the matters set forth in opinion paragraphs 5 and 6 at any time after the initial issuance and sale of the Notes to the Purchasers on the date hereof, and we expressly disclaim any obligation to update such opinions after the date hereof.
     L. We understand that the Company is engaged primarily in the business of investing in equity and debt securities, including margin stock. We note that the Purchase Agreement contemplates the Company’s execution and delivery to the Purchasers of completed and executed Federal Reserve Forms G-3.
     M. No opinion is expressed as to the validity or enforceability of any provision of any Transaction Document that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, or (e) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; (vi) states that time is of the essence; (vii) purports to prohibit, restrict or condition the assignment of any agreement or instrument to the extent the same is rendered ineffective by Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect in a relevant jurisdiction; (viii) purports to limit the liability of any party thereto to third parties; or (ix) constitutes (or is construed to constitute) an agreement to agree.

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     N. Our opinions contained herein are limited solely to laws and regulations (other than the Excluded Laws) which in our experience are generally applicable to transactions in the nature of those contemplated by the Transaction Documents.
     O. With respect to our opinions set forth in opinion paragraph 3 above with respect to the Reviewed Agreements, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any breach of or default under such provisions or (ii) provisions relating to the occurrence of a “material adverse effect,” “material adverse change” or words of similar import. In addition, our opinions relating to the Reviewed Agreements are subject to the effect on the Reviewed Agreements of (x) the introduction of extrinsic evidence to interpret the terms thereof and (y) any non-written modifications thereof. Moreover, our opinions relating to those agreements are based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements.
     P. We express no opinion as to the effect on our opinions regarding the Transaction Documents arising out of the status or activities of, or laws applicable to, the Purchasers or any other party, if any, to the Transaction Documents (other than the Company under federal or New York law), and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non-compliance by such parties with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of any of their businesses.
     Q. Chapter 644 of the Laws of New York, 2008, amended Article 5, Title 15 of the New York General Obligations Law, Sections 5-1501 et seq. (the “Power of Attorney Law”), effective September 1, 2009. As amended, the Power of Attorney Law, among other things, specifies the requirements for the effectiveness of powers of attorney executed by individuals in the State of New York, and further provides that the execution of a power of attorney by a principal revokes all prior powers of attorney executed by such principal. Accordingly, we express no opinion as to the effect of the Power of Attorney Law on any of the opinions expressed herein, or as to the Power of Attorney Law’s applicability to, or effect on, the Transaction Documents or the transactions contemplated thereby.
          Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date

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of this opinion letter, (i) the internal laws of the State of New York, and (ii) the federal laws of the United States.
          This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.
          This opinion letter is rendered solely to you in connection with the issuance and delivery of the Notes. At your request, we hereby consent to reliance hereon by any transferee of the Notes that is an institutional accredited investor pursuant to a transfer that is made in accordance with the express provisions of the Purchase Agreement, on the condition and understanding that any such reliance shall be subject to the terms and conditions of this opinion letter, and further, without limitation of any of the foregoing, that (i) this opinion letter speaks only as of the date hereof and shall not be deemed to have been reissued as of any date, (ii) we have no responsibility or obligation to update this opinion letter, (iii) we have no responsibility or obligation to consider the applicability or correctness of this opinion letter to any person or entity other than its original addressees, and (iv) any such reliance by such transferee must be actual and reasonable under the circumstances existing at the time of transfer, including any changes in the law, facts or any other developments known to or reasonably knowable by such transferee at such time. This opinion letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person (except as permitted in the immediately preceding sentence) without our express prior written consent; except that you may furnish a copy of this opinion letter for information (but not reliance): (i) to your independent auditors and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency, (iii) in connection with any legal action to which you are a party arising out of the issuance and delivery of the Notes, (iv) to any governmental or regulatory authority having jurisdiction over you, including, without limitation, the National Association of Insurance Commissioners, and (v) your potential successors and assigns. This opinion letter is rendered to you as of the date hereof and shall not be deemed to have been reissued by any subsequent delivery of a copy hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.
Very truly yours,

[LETTERHEAD OF VENABLE LLP]
March 5, 2010
The Purchasers party to the
Purchase Agreement referred to below
Re:	Kayne Anderson Energy Total Return Fund, Inc.
Ladies and Gentlemen:
          We have served as Maryland counsel for Kayne Anderson Energy Total Return Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company of the following series of its notes (collectively, the “Senior Notes”): (a) $58,000,000 aggregate principal amount of 4.15% Series D Senior Unsecured Notes due March 5, 2015, and (b) $27,000,000 aggregate principal amount of Floating Rate Series E Senior Unsecured Notes due March 5, 2015, pursuant to a Note Purchase Agreement, dated March 5, 2010 (the “Purchase Agreement”), by and between the Company and each of the Purchasers listed on Schedule A thereto (the “Purchasers”). This firm did not participate in the negotiation or drafting of the Purchase Agreement.
          This opinion is being delivered to you at the request of the Company in connection with Section 4.4 of the Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Purchase Agreement.
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          2. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
          3. A certificate as of March 4, 2010 of the SDAT as to the good standing of the Company;
          4. Resolutions adopted by the Board of Directors of the Company (the “Resolutions”), relating to (a) the sale and issuance of the Senior Notes and (b) the authorization of the execution and delivery by the Company of the Purchase Agreement and the Notes, certified as of the date hereof by an officer of the Company;

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March 5, 2010

          5. The Purchase Agreement;
          6. 12 Notes, each dated March 5, 2010 (the “Notes”), made by the Company to the order of the Purchasers, representing the aggregate principal amount of the Senior Notes;
          7. A certificate executed by an officer of the Company, dated as of the date hereof; and
          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information (other than facts constituting conclusions of law on matters on which we opine herein) contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

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          2. The Company has the corporate power to issue and sell the Senior Notes and to execute and deliver the Purchase Agreement and the Notes.
          3. The execution and delivery of the Purchase Agreement and the Notes have been duly authorized by all necessary corporate action of the Company. Each of the Purchase Agreement and the Notes has been duly executed and, so far as is known to us, delivered by the Company.
          4. The execution and delivery of the Purchase Agreement will not conflict with or constitute a breach of the Charter or the Bylaws, or any Maryland law or regulation, or, so far as is known to us, any order of any Maryland governmental authority (other than any law, regulation or order in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed).
          5. No consent of any Maryland governmental authority is required to be made or obtained by the Company in connection with the sale and issuance of the Senior Notes or the execution and delivery by the Company of the Purchase Agreement and the Notes, except such consents as may have been waived or obtained, if any (except that no opinion is expressed herein with respect to the applicability or effect of the securities laws of the State of Maryland).
          The foregoing opinion is limited to Maryland law and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act or as to federal or state laws regarding fraudulent transfers. We note that the Purchase Agreement provides that it shall be governed by the laws of a state other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 4 above is based upon our consideration of only those Maryland laws or regulations and orders of Maryland governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. Our opinion expressed in paragraph 5 above is based upon our consideration of only those consents of Maryland governmental authorities, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you solely for your benefit. Accordingly, subject to the following sentences, this opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Paul, Hastings, Janofsky, & Walker LLP in connection with the opinion to be issued by it of even date herewith relating to the sale and

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March 5, 2010

issuance of the Notes) without, in each instance, our prior written consent. This opinion may also be relied upon by your successors and assigns who are Institutional Investors (as defined in the Purchase Agreement) as if this opinion were addressed to them on the date hereof. This opinion may be delivered (but may not be relied upon by any recipient pursuant to this sentence) (i) to potential successors and assigns, (ii) in connection with any judicial or arbitration process, and (iii) to any governmental or regulatory authority having jurisdiction over you, including, without limitation, the National Association of Insurance Commissioners, in each case, without our prior written consent.

Very truly yours,

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS
[See Attached]
EXHIBIT 4.4(a)
(to Note Purchase Agreement)

[LETTERHEAD OF CHAPMAN AND CUTLER LLP]
March 5, 2010
To the purchasers listed on Schedule A to the
   Note Purchase Agreement (defined below)
Re:	4.15% Series D Senior Unsecured Notes due March 5, 2015

Floating Rate Series E Senior Unsecured Notes due March 5, 2015
of Kayne Anderson Energy Total Return Fund, Inc.
Ladies and Gentlemen:
     We have acted as your special counsel in connection with your respective purchases this date of (i) $58,000,000 aggregate principal amount 4.15% Series D Senior Unsecured Notes due March 5, 2015 (the “Series D Notes”) and (ii) $27,000,000 aggregate principal amount Floating Rate Series E Senior Unsecured Notes due March 5, 2015 (the “Series E Notes,” and together with the Series D Notes, the “Notes”) of Kayne Anderson Energy Total Return Fund, Inc., a Maryland corporation (the “Company”), issued and sold to you under and pursuant to the Note Purchase Agreement dated as of March 5, 2010 (the “Note Purchase Agreement”), among the Company and each of you. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 4.4(b) of the Note Purchase Agreement.
     In connection with the foregoing, we have examined the following:
     (i) the Note Purchase Agreement executed and delivered by the Company;
     (ii) the Notes executed and delivered by the Company on the date hereof;
     (iii) the opinions of (i) Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, and (ii) Venable LLP, special Maryland counsel to the Company, each dated the date hereof and delivered responsive to Section 4.4(a) of the Note Purchase Agreement;
     (iv) certificates of officers of the Company, dated the date hereof, with respect to the matters set forth therein delivered to you pursuant to Section 4.3 of the Note Purchase Agreement;
EXHIBIT 4.4(a)
(to Note Purchase Agreement)

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March 5, 2010

     (v) such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion; and
     (vi) a letter, dated March 5, 2010, addressed to Paul, Hastings, Janofsky & Walker LLP, the Company and our firm from Bank of America Merrill Lynch and Citigroup Global Markets Inc., describing the manner of the offering of the Notes (the “Offeree Letter”).
     The documents referred to in clauses (i) and (ii) and above are hereinafter referred to collectively as the “Financing Documents” and individually as a “Financing Document.”
     We believe that the opinions referred to in clause (iii) above are satisfactory in scope and form and nothing has come to our attention which would lead us to believe that you are not justified in relying thereon.
     As to all matters of fact we have relied solely upon (a) the representations and warranties of the Company and you set forth in the Note Purchase Agreement, (b) the certificates of public officials and of the officers of the Company, and (c) the Offeree Letter, and have assumed, without independent inquiry, the accuracy of such representations, warranties and certificates, and of the Offeree Letter.
     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document and that each Person executing the Financing Documents validly exists and has the power and authority to enter into and perform its obligations under the Financing Documents. We have assumed that the Financing Documents have been duly authorized by all parties thereto, have been duly executed and delivered by all parties thereto, constitute the legal and valid obligations of the Company under the laws of Maryland and, as to Persons other than the Company, are enforceable against, such Persons. In addition, we have relied, to the extent of the matters set forth therein, upon the Offeree Letter. We have also assumed that the execution, delivery and performance of the Financing Documents does not violate or result in any breach of any constating or organizational document of the Company or any agreement to which the Company is subject or require any authorization, consent, approval, exemption or other action by, or notice to or filing with, any Governmental Authority (excluding the Federal laws of the United States or the laws of the State of New York) which has not been obtained.
     For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to (a) the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to conflicts of law principles and (b) the Federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. In addition, we note that the Financing Documents contain provisions stating that they are to be governed by the laws of the State of New York.

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March 5, 2010

Except to the extent that such provisions are made enforceable by New York General Obligations Law Section 5-1401 as applied by New York state courts or federal courts applying New York choice of law rules, no opinion is given herein as to any such provisions, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Financing Documents.
     We express no opinions as to any anti-fraud securities, “blue sky,” anti-trust or tax laws of any jurisdiction.
     The opinions set forth below are further subject to the following exceptions, qualifications and assumptions:
     (a) the enforcement of any obligations of any person or entity under the Financing Documents or otherwise may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ rights), and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law);
     (b) we express no opinion as to the availability of any specific or equitable relief of any kind; and
     (c) we express no opinion as to the enforceability of any particular provision of any of the Financing Documents relating to (i) waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process, (ii) waivers of an applicable defenses, setoffs, recoupments, or counterclaims, (iii) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law, and (iv) exculpation or exoneration clauses, contribution provisions and clauses relating to releases or waivers of immaterial claims or rights.
     Based upon the foregoing, it is our opinion that:
     1. The Note Purchase Agreement constitutes the legal and valid obligation of the Company, enforceable against the Company in accordance with its terms.

Purchasers
March 5, 2010

     2. The Notes constitute the legal and valid obligations of the Company enforceable against the Company in accordance with their terms.
     3. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
     This opinion is being furnished only to you in connection with the purchase of the Notes pursuant to the Note Purchase Agreement, and is not to be used, quoted, relied upon or otherwise referred to by any other person or for any other purposes without our prior written consent, except that this opinion may be reviewed, but not relied upon, by legal and regulatory authorities and potential transferee of the Notes and may be relied upon as of the date hereof by subsequent holders of the Notes who are Institutional Investors and who have acquired the Notes in accordance with the terms of the Note Purchase Agreement as if such subsequent holders were original addressees hereon. This opinion is based on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.
Respectfully submitted,
N.R.Mann:A.L.Olshansky

FORM OF AGENCY AGREEMENT
[See Attached]
EXHIBIT 14.3
(to Note Purchase Agreement)

EXECUTION VERSION

AGENCY AGREEMENT
(RELATED TO NOTE PURCHASE AGREEMENT DATED MARCH 5, 2010)
Dated as of March 5, 2010

TABLE OF CONTENTS

Section	Heading	Page

PARTIES		1
SECTION 1.	APPOINTMENT OF PAYING AGENT; REPRESENTATIONS AND WARRANTIES	1
SECTION 2.	ESTABLISHMENT OF REMITTANCE ACCOUNT	2
SECTION 3.	PAYMENTS ON PREPAYMENT DATES	2
SECTION 4.	NOTICES AND REPORTS	3
SECTION 5.	CONDITIONS OF ACCEPTANCE BY PAYING AGENT	3
SECTION 6.	RESIGNATION OR REMOVAL OF PAYING AGENT; SUCCESSOR PAYING AGENT	6
SECTION 7.	INDEMNIFICATION	7
SECTION 8.	COMPENSATION AND REIMBURSEMENT OF THE PAYING AGENT	7
SECTION 9.	PAYMENT OF TAXES	8
SECTION 10.	NOTE PURCHASE AGREEMENT CONTROLLING	8
SECTION 11.	NOTICES	8
SECTION 12.	BENEFIT OF AGREEMENT	9
SECTION 13.	GOVERNING LAW	9
SECTION 14.	COUNTERPARTS	10
SECTION 15.	MODIFICATIONS	10
SECTION 16.	SEVERABILITY	10
SECTION 17.	FORCE MAJEURE	10
Signatures		1
EXHIBIT A — FORM OF NOTE PURCHASE AGREEMENT

-i-

     AGENCY AGREEMENT, dated as of March 5, 2010 between Kayne Anderson Energy Total Return Fund, Inc. (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as paying agent (the “Paying Agent”) and the Note Purchasers (as defined below).
RECITALS:
     A. The Company has authorized the issuance of its senior notes consisting of
     (i) $58,000,000 aggregate principal amount of 4.15% Series D Senior Unsecured Notes due March 5, 2015 (the “Series D Notes”) and
     (i) $27,000,000 aggregate principal amount of Floating Rate Series E Senior Unsecured Notes due March 5, 2015 (the “Series E Notes,” and together with the Series D Notes, the “Notes”).
pursuant to the Note Purchase Agreement (as may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), dated as of March 4, 2010, between the Company and each of the purchasers listed in Schedule A thereto (the “Note Purchasers”).
     B. This Agreement is the Agency Agreement contemplated by Section 14.3 of the Note Purchase Agreement.
     Capitalized terms used herein shall have the meanings set forth in Schedule B to the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 1.	APPOINTMENT OF PAYING AGENT; REPRESENTATIONS AND WARRANTIES.
     (a) The Company hereby appoints the Paying Agent to act, on the terms and conditions specified herein, as paying agent for the Company. The Company and the Paying Agent acknowledge and agree that no monies deposited hereunder shall be invested by the Paying Agent and that the Paying Agent shall be under no duty or obligation to pay any interest or earnings on or with respect to amounts held or deposited hereunder. The Paying Agent shall be under no duty or obligation to collateralize or pledge any security therefor, or to segregate any amounts hereunder except as required by law.
     (b) The Paying Agent represents and warrants to the Company and the Registered Holders that this Agreement has been or will be, duly authorized, executed and delivered by or on behalf of the Paying Agent and is, or upon execution and delivery will be, legal, valid and binding obligations of the Paying Agent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy insolvency, or similar laws affecting creditors’ rights generally and by general equitable principles.

Agency Agreement

SECTION 2.	ESTABLISHMENT OF REMITTANCE ACCOUNT.
     The Company hereby directs the Paying Agent to open and maintain for the benefit of each Person whose name is registered (the “Registered Holder”) in the register of the Notes maintained by the Company (the “Note Register”) and the Paying Agent hereby agrees for the benefit of the Registered Holders to open and maintain on the books of the Paying Agent a remittance and payment account (the “Remittance Account”) into which the Company will have the right, but not the obligation, to deposit cash to be applied solely to the payment of the principal of, Make-Whole Amount, Floating Rate Prepayment Amount and/or LIBOR Breakage Amount, as applicable, if any, and interest then due and owing from time to time on or in respect of the Notes with respect to any prepayment of the Notes under Sections 8.2.1 and 8.2.2 of the Note Purchase Agreement. The Company agrees to promptly furnish to the Paying Agent a copy of the current Note Register from time to time and the Paying Agent may conclusively rely on such copy. The Paying Agent further agrees that all sums from time to time deposited in the Remittance Account by or on behalf of the Company pursuant to its rights and obligations under the Note Purchase Agreement will be held by the Paying Agent in trust solely for the benefit of the Registered Holders.

SECTION 3.	PAYMENTS ON PREPAYMENT DATES.
     (a) Subject to the deposit of funds into the Remittance Account at such times described hereinbelow by or on behalf of the Company pursuant to Sections 8.2.1 and/or 8.2.2 of the Note Purchase Agreement, the Paying Agent shall pay the principal, Make-Whole Amount, Floating Rate Prepayment Amount and/or LIBOR Breakage Amount, as applicable, and accrued and unpaid interest on the Notes being prepaid on each prepayment date which, in any such case, shall be the date designated therefor on each notice of prepayment of the Company given by the Company to the Registered Holders and the Paying Agent pursuant to said Sections 8.2.1 and/or 8.2.2 of the Note Purchase Agreement, as applicable (the “Prepayment Date”). Each such payment of the amounts to the applicable Registered Holders shall be made from the Remittance Account on the relevant Prepayment Date by the Paying Agent.
     In the case of any prepayment of Fixed Rate Notes pursuant to the provisions of Section 8.2.1, the Company shall deposit with the Paying Agent not later than 1:00 p.m. New York time on the first Business Day prior to the Prepayment Date the aggregate unpaid principal amount of all Fixed Rate Notes then being prepaid together with the applicable Make-Whole Amount and accrued and unpaid interest on the Fixed Rate Notes to the Prepayment Date, which deposit shall be accompanied by a copy of the certificate of a Senior Financial Officer required by the last sentence of Section 8.2.1. In the case of any prepayment of Floating Rate Notes pursuant to Section 8.2.2, the Company shall deposit with the Paying Agent not later than 1:00 p.m. New York time on the first Business Day prior to the Prepayment Date the aggregate principal amount of all Floating Rate Notes then being prepaid together with the applicable Floating Rate Prepayment Amount, LIBOR Breakage Amount, if any, and accrued and unpaid interest on such Floating Rate Notes to the Prepayment Date. In all cases, all notices of the Prepayment Date delivered by the Company to the Registered Holders of the Notes shall be delivered concurrently by the Company to the Paying Agent.

Agency Agreement
     (b) The Paying Agent shall have no responsibility to obtain wire transfer instructions from any Registered Holder. The Paying Agent understands and agrees that the payment instructions set forth in Schedule A to the Note Purchase Agreement shall for purposes of all payments on any Prepayment Date be deemed to constitute written notice to the Paying Agent as from time to time required by this Section 3 insofar as each of the Registered Holders is concerned, unless and until the Paying Agent receives any different payment instructions from any such Registered Holder.
     (c) If the requirements (other than payment of the Notes) of Sections 8.2.1 or 8.2.2, as applicable, have been satisfied, upon the deposit of immediately available funds sufficient to prepay any Notes pursuant to Sections 8.2.1 and 8.2.2, as applicable (the “Optional Prepayment Amount”), with the Paying Agent, interest on such Notes shall cease to accrue as of the Prepayment Date and such Notes (or portion thereof then being prepaid) shall no longer be deemed to be outstanding for any purpose (including, without limitation, for purposes of calculating whether the Company has maintained the requisite Basic Maintenance Test or the 1940 Act Asset Coverage). Such Optional Prepayment Amount shall be paid on the Prepayment Date by the Paying Agent to the Registered Holders.

SECTION 4.	NOTICES AND REPORTS.
     The Company has delivered to the Paying Agent a copy of the Note Purchase Agreement and, promptly upon any amendment thereto or change therein, the Company shall deliver to the Paying Agent a copy of the Note Purchase Agreement as so amended or changed. The Paying Agent may rely upon such copy for all purposes of this Agreement. Notwithstanding the foregoing, in the event of any disagreement as between the Company and the Registered Holders with respect to the copy of the Note Purchase Agreement delivered by the Company to the Paying Agent, the Required Holders may deliver to the Paying Agent a copy of the Note Purchase Agreement which, beginning from the time of delivery, the Paying Agent shall rely on for all purposes of this Agreement. The Paying Agent agrees that the notices given by the Company to the Paying Agent hereunder may be given or made at the office of the Paying Agent at its address set forth in Section 11 hereof.

SECTION 5.	CONDITIONS OF ACCEPTANCE BY PAYING AGENT.
     It is understood and agreed that the acceptance by the Paying Agent of the agency provided for herein is subject to the following conditions:
     (a) The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Paying Agent.
     (b) In acting under this Agreement the Paying Agent shall not be liable except for gross negligence or willful misconduct in the performance of its obligations hereunder.
     (c) The Paying Agent is acting solely as a non-fiduciary agent for the Company hereunder and owes no duties to any other Person except as specifically

Agency Agreement
provided for herein, and no implied duties shall be read into this Agreement against the Paying Agent.
     (d) The Paying Agent may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and in reliance on such advice or opinion of counsel.
     (e) In the absence of gross negligence or willful misconduct on its part, the Paying Agent, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement.
     (f) The Paying Agent shall not be liable for any error of judgment made in good faith by any of the Paying Agent’s officers unless it shall be proved that the Paying Agent was grossly negligent in ascertaining the pertinent facts.
     (g) The Paying Agent shall be entitled to rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any note, notice, resolution, consent, certificate, affidavit, letter, opinion, telegram, teletype, message, statement, order, request, direction or other paper or document believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties.
     (h) In the event of any dispute among the parties hereto the Paying Agent may, in its sole discretion, apply to any court of competent jurisdiction, deposit all funds on deposit with the Paying Agent with such court or hold such funds subject to directions from such court and interplead all of the other parties hereto.
     (i) The Paying Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement (including any schedules hereto), the Notes or any offering material used in connection with the offer and sale of the Notes or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.
     (j) The Paying Agent shall not invest any funds held by the Paying Agent in the Remittance Account.
     (k) The Paying Agent shall (i) not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements of the Notes or the Note Purchase Agreement or as to the existence of an event of default thereunder or (ii) not be deemed to have notice of a default or event of default under the
Note Purchase Agreement unless the Paying Agent is notified of such default or event of default in writing addressed to it to at its address set forth in Section 11.

Agency Agreement
     (l) In the administration of this Agreement, the Paying Agent may execute any of its powers and perform its duties hereunder directly or through agents, subagents, custodians, subcustodians, depositories or attorneys and shall not be responsible for misconduct or negligence on the part of, or for the supervision of, any agent, subagent, custodian, subcustodian, depository or attorney appointed by it with due care hereunder.
     (m) The Paying Agent shall not incur liability for following the instructions herein contained or expressly provided for hereby and in any instance where the Paying Agent is subject to the direction of Note Purchasers, the Paying Agent may act at the direction of the Required Holders and shall not incur liability for following any such directions.
     (n) None of the provisions contained in this Agreement shall require the Paying Agent to advance, expend or risk its own funds in the performance of any of its duties or the exercise of any of its rights or powers hereunder.
     (o) The Paying Agent shall not be obligated to take any legal action hereunder that might, in its judgment, involve any expenses or liability, unless it has been furnished with indemnity reasonably satisfactory to it.
     (p) If the Paying Agent renders any service hereunder not provided for in this Agreement, or the Paying Agent is made a party to or intervenes in any litigation pertaining to this Agreement or institutes interpleader proceedings relative hereto, the Paying Agent shall be compensated by the Company for such extraordinary services and reimbursed for any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees occasioned thereby.
     (q) The Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
     (r) The permissive right of the Paying Agent under this Agreement to take or omit to take any action shall not be construed as a duty.
     (s) The Paying Agent may request that the Company deliver a certificate setting forth the names of individuals and/or titles of its officers authorized at such time to take specified actions pursuant to this Agreement, which certificate may be signed by any person authorized to sign such a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (t) The Paying Agent, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Paying Agent.

Agency Agreement
     (u) The Paying Agent has no duty under, pursuant to, or in connection with any other agreement, indenture or document, including but not limited to the Note Purchase Agreement (except as otherwise expressly provided for herein), or to monitor compliance by the Company with the provisions of such agreement, indenture or document.
     (v) The Paying Agent shall have no duty to calculate the amount of any payment to be made by it hereunder and may conclusively rely on the Company’s determination of any such amounts.
     (w) Anything in this Agreement to the contrary notwithstanding, in no event shall the Paying Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

SECTION 6.	RESIGNATION OR REMOVAL OF PAYING AGENT; SUCCESSOR PAYING AGENT.
     (a) The Paying Agent may at any time resign by giving written notice to the Company and Registered Holders of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, that such date shall not be less than 60 days after the giving of such notice by the Paying Agent to the Company and Registered Holders. The Paying Agent may be removed at any time by the filing with it of an instrument in writing signed by duly authorized officers of the Required Holders or the Company specifying such removal and the date upon which it is intended to become effective. Such resignation or removal shall take effect on the later of the date of the appointment by the Company of a successor agent acceptable to the Required Holders and the acceptance of such appointment by the Company and the successor agent. In the event no successor agent acceptable to the Required Holders and the Company accepts appointment as paying agent hereunder, the Paying Agent may, in its sole discretion, apply to any court of competent jurisdiction, deposit all funds on deposit with the Paying Agent with such court or hold such funds subject to directions from such court and interplead all of the other parties hereto.
     (b) In case at any time the Paying Agent shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of bankruptcy or similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor
Paying Agent qualified as aforesaid, shall be appointed by the Company (which successor shall be acceptable to the Required Holders) by an instrument in writing, filed with the successor Paying Agent and the predecessor Paying Agent. Upon the appointment as aforesaid of a successor Paying Agent and acceptance by such successor of such appointment, the Paying

Agency Agreement
Agent so succeeded shall cease to be Paying Agent hereunder. If no successor Paying Agent shall have been so appointed and shall have accepted appointment as hereinafter provided within 30 days, then the Paying Agent may petition any court of competent jurisdiction for the appointment of a successor Paying Agent. Such court may, as it may deem proper, prescribe or appoint a successor Paying Agent.
     (c) Any successor Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, the Registered Holders and the Company an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Paying Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Paying Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Paying Agent hereunder.
     (d) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust paying agency business of the Paying Agent shall be the successor Paying Agent under this Agreement without the execution or filing of any paper or any other act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7.	INDEMNIFICATION.
     The Company shall indemnify, defend and hold the Paying Agent and its directors, officers, employees and agents (collectively with the Paying Agent, the “Indemnitees”) harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket expenses, and reasonable legal fees and expenses, (collectively, “Losses”), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of its (1) execution and delivery of this Agreement (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Paying Agent is authorized to rely pursuant to the terms of this Agreement and (3) performance under this Agreement, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such Indemnitee’s gross negligence or willful misconduct. The provisions of this Section shall survive the resignation or removal of the Paying Agent and the termination of this Agreement for any reason.

SECTION 8.	COMPENSATION AND REIMBURSEMENT OF THE PAYING AGENT.
     The Company shall pay the compensation of the Paying Agent at such rates as shall be agreed upon from time to time for all services rendered by the Paying Agent hereunder and to reimburse the Paying Agent for its expenses (including reasonable legal fees and expenses), disbursements and advances incurred in connection with this Agreement. The obligations of the

Agency Agreement
Company to the Paying Agent pursuant to this Section shall survive the resignation or removal of the Paying Agent and the satisfaction or termination of this Agreement.
     The Company shall reimburse the Paying Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Paying Agent in accordance with any provision of this Agreement (including the compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct.

SECTION 9.	PAYMENT OF TAXES.
     The Company will pay all stamp and other duties, if any, which may be imposed with respect to this Agreement or the issuance of the Notes.

SECTION 10.	NOTE PURCHASE AGREEMENT CONTROLLING.
     Anything contained in this Agreement to the contrary notwithstanding, the Note Purchase Agreement shall, as among the Company and the holders of the Notes, be controlling and nothing herein contained shall be deemed or construed to relieve the Company of, or otherwise modify or amend, any of its obligations contained in the Note Purchase Agreement, as the case may be, whether with respect to the registration, transfer or exchange of the Notes or otherwise.

SECTION 11.	NOTICES.
     Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent (or at such other address as such party shall have specified to each other party in writing):
(i)	If to the Company:

717 Texas Avenue Suite 3100 Houston, Texas 77002 Attention: Chief Executive Officer

(ii)	If to the Paying Agent:

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas 77002 Attention: Corporate Trust
          (iii) if to any Registered Holder, at the address designated by such Registered Holder pursuant to Section 18 of the Note Purchase Agreement; and

Agency Agreement
     Notices or communications given in accordance with the terms hereof shall be effective only upon actual receipt.
     The Paying Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Paying Agent to be authorized to give instructions and directions on behalf of the Company. The Paying Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Paying Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Paying Agent, including without limitation the risk of the Paying Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 12.	BENEFIT OF AGREEMENT.
     This Agreement is solely for the benefit of the parties hereto, their successors and assigns, and no other Person shall acquire or have any right hereunder or by virtue hereof.

SECTION 13.	GOVERNING LAW.
     This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.
     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.
     ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

Agency Agreement

SECTION 14.	COUNTERPARTS.
     This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 15.	MODIFICATIONS.
     This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. This Agreement may not be modified orally.

SECTION 16.	SEVERABILITY.
     In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 17.	FORCE MAJEURE.
     In no event shall the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC.
By
Name:
Title:

[Note Purchase Agreemant]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Paying Agent
By
Name:
Title:

[Note Purchase Agreemant]

Agency Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY
By
Name:
Title:

METLIFE INSURANCE COMPANY OF CONNECTICUT
By	Metropolitan Life Insurance Company,
Its Investment Manager

By:
Name:
Title:

[Note Purchase Agreemant]

Agency Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

ING LIFE INSURANCE AND ANNUITY COMPANY ING USA ANNUITY AND LIFE INSURANCE COMPANY RELIASTAR LIFE INSURANCE COMPANY
By	ING Investment Management LLC, as Agent

By:
Name:
Title:

[Note Purchase Agreemant]

Agency Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
By
Name:
Title:

By
Name:
Title:

[Note Purchase Agreemant]

Agency Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY
By
Name:
Title:

[Note Purchase Agreemant]

Agency Agreement
     This Agreement is hereby accepted and agreed to as of the date thereof.

COMPANION LIFE INSURANCE COMPANY
By
Name:
Title:

[Note Purchase Agreemant]

Agency Agreement
This Agreement is hereby accepted and agreed to as of the date thereof.

PHL VARIABLE INSURANCE COMPANY
By
Name:
Title:

[Note Purchase Agreemant]

EXHIBIT A
FORM OF NOTE PURCHASE AGREEMENT